UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2006
SANTARUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50651 (Commission File Number)	33-0734433 (IRS Employer Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 314-5700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 1.02. Termination of a Material Definitive Agreement
     On January 6, 2006, Santarus, Inc. (the “Company” or “Santarus”) received notice from TAP Pharmaceutical Products Inc. (“TAP”) that, pursuant to the terms of the License Agreement, dated June 27, 2002, among Santarus, TAP and Takeda Chemical Industries, Ltd. (the “Agreement”), TAP is exercising its right to terminate the Agreement without cause, effective 60 days from the date of its notice (or March 7, 2006).
     Under the terms of the Agreement, Santarus granted TAP the North American rights to develop, manufacture and sell products resulting from the use of the Company’s immediate-release proton pump inhibitor (“PPI”) technology with lansoprazole. Prior to the termination of the Agreement, the Company received an $8.0 million upfront payment from TAP in July 2002 following the execution of the Agreement and a $10.0 million milestone payment in February 2005 related to TAP’s development activities under the Agreement.
     Following the termination of the Agreement, Santarus will retain exclusive rights to its immediate-release PPI technology. There is no financial penalty for Santarus associated with the termination of the Agreement.
     The Agreement is attached to this report as Exhibit 10.1, and the foregoing description is qualified in its entirety by reference to the full text of the Agreement.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
No.	Description
10.1	License Agreement, dated June 27, 2002, among Santarus, TAP and Takeda Chemical Industries, Ltd., filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission on December 23, 2003, as amended (File No. 333-111515) and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: January 9, 2006	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	License Agreement, dated June 27, 2002, among Santarus, TAP and Takeda Chemical Industries, Ltd., filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission on December 23, 2003, as amended (File No. 333-111515) and incorporated herein by reference.